Exhibit 99.1

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
ANNOUNCES FOURTH QUARTER AND FULL YEAR 2009 RESULTS

- 2009 Revenue Increased 18.4% YoY to $101.0 million

 - 2009 Gross Margin Increased 434 basis points YoY to 50.2%

- 2009 Operating Margin Increased 384 basis points YoY to 31.8%

- 2009 Non-GAAP Net Income Increased 20.5% YoY to $32.2 million, or $0.66 per diluted share

 - Cash Flow from Operations increased 152.4% YoY to $11.5 million

(Shenzhen, China – March 5, 2010) -- China Information Security Technology, Inc. (Nasdaq: CPBY) ("China Information Security," "CIST" or the "Company"), a leading total solutions provider of digital information security technology (DIST), geographic information systems (GIS) and digital hospital information systems (DHIS) in China, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2009.

Fourth Quarter 2009 Financial Highlights

  Revenues were $31.5 million, an increase of 14.4% from 4Q08
  Gross margin was 50.0%, an increase of 1054 basis points from 4Q08
  Operating margin was 25.8%, an increase of 595 basis points from 4Q08
  Non-GAAP Net Income Increased 51% from 4Q08 to $9.5 million, or $0.19 per diluted share
  Cash Flow from Operations increased 452.5% from 4Q08 to $3.2 million

Fiscal Year 2009 Financial Highlights

  Revenues were $101.0 million, an increase 18.4% from fiscal year 2008
  Gross margin was 50.2%, an increase of 434 basis points from fiscal year 2008
  Operating margin was 31.8%, an increase of 384 basis points from fiscal year 2008
  Non-GAAP Net Income Increased 20.5% from fiscal year 2008 to $32.2 million, or $0.66 per diluted share
  Cash Flow from Operations increased152.4% from fiscal year 2008 to $11.5 million
  Value of backlog is $41.2 million as of December 31, 2009, a new record high

“We are pleased to announce strong fourth quarter and full year 2009 results, and we have an optimistic outlook for 2010,” commented Mr. Jiang Huai Lin, Chairman and CEO of China Information Security Technology. “We set another record for new contract wins as a result of robust demand for our products and solutions. Our strong customer recognition and branding in the industry have been recognized in each of our core business segments, and we’re confident in our ability to achieve our 2010 financial goals.”

“Our growth strategy remains focused on deepening our penetration in Guangdong, Fujian, Guangxi, Hainan and Zhejiang province and taking advantage of our success in the region to further expand nationally. We currently have established offices and representatives in Guangzhou, Beijing, Zhejiang, Changsha, Nanning, Nanchang, Wuhan, Xi’an, as well as in Shanghai and Chongqing. We expect to further strengthen our leading position in the industry by leveraging our strong R&D capabilities and standard setting position in the GIS sector, and our outstanding record of execution for mission-critical government IT projects.”

“During the quarter, we completed the acquisition of Huipu Electronic (Shenzhen) Co., Ltd., a display technology developer and manufacturer and our long-term partner on various system integration projects. We believe that Huipu’s market leading position and distribution network have allowed us to further expand our presence to 32 provinces and regions in China Moving forward, we plan to strengthen our industry competitiveness and create value added synergies by expanding and integrating Huipu’s high-end hardware capabilities, expertise and established brand name with our core software products.”

“Our industry is in a growth stage and we believe there are many opportunities to capture. We have built strong barriers to entry around our business and retain a strong and loyal customer base. With our long-term oriented management team and vast market potential, we aim to sustain the growth of our Company while creating value to our shareholders.”

Fourth Quarter 2009 Financial Results

Revenues

Total revenues were $31.5 million in 4Q09, an increase of 14.4%, or $4.0 million over 4Q08. The increase was attributable to an increase in the Company’s software sales of 70.9% to $18.7 million, and system integration services increased 84.4% to $4.6 million, as compared to the fourth quarter of 2008. Software and system integration sales constituted 59.3% and 39.7% of the Company’s total revenue. The increase in system integration revenues were skewed due to the temporary delay of some projects in 4Q08.

Sales of hardware products included $4.68 million contributed by Huipu in November and December of 2009. Despite this, sales of hardware products decreased by 32.3%, for fourth quarter of 2009 from the same period of 2008.

These changes are reflective of the Company’s increased focus on high value-added offerings surrounding its core competency, which warrant higher gross margin.

Gross Profit and Gross Margin

Gross profit was $15.8 million in 4Q09, an increase of 44.9%, or $4.89 million, from 4Q08. Gross margin was 50.0% in 4Q09, an improvement of 1054 basis points from 4Q08. The increase in gross margin from the same period one year ago was primarily due to a shift in product mix in favor of software business, which generates higher gross margin than the other two segments.

Administrative Expenses

Administrative expenses were $5.7 million in 4Q09, an increase of 44.2%, or $1.7 million in 4Q08. As a percentage of revenue, administrative expenses went from 14.3% of revenue in the fourth quarter of 2008 to 18.0% in the current period, reflecting our efforts in enhancing managerial capabilities which lead to higher compensation to staff and increased head count. Such investment shall yield managerial efficiency in the long run.

Income from Operations

Income from operations were $8.1 million in 4Q09, an increase of 48.8%, or $2.67 million in 4Q08. The operating margin improved by 595 basis points from 19.8% in the fourth quarter of 2008 to 25.8% in 4Q09. The operating margin increase was primarily due to widened gross margin, partially offset by the increase in administrative expense ratio.

Net Income Attributable to the Company

As a result of the foregoing factors, net income contributable to the Company was $8.8 million in 4Q09, an increase of 72.0%, or $3.7 million in 4Q08.

Fiscal Year 2009 Financial Results

Revenues

Revenue was $101.0 million, compared to $85.30 million for the year ended December 31, 2008, an increase of $15.7 million, or 18.4%. The increase in revenues during 2009 was attributable to an increase in software sales of 82.6% to $63.83 million, as compared to $34.96 million for the year ended December 31, 2008. Software sales constituted 63.2% of the Company’s total revenue.

Sales of hardware products included $4.68 million contributed by Huipu in November and December of 2009. Sales of hardware products and system integration services decreased by 37.4% and 1.6%, respectively, for the year ended December 31, 2009, as compared to the year 2008.

These changes are reflective of the Company’s increased focus on high value-added offerings surrounding its core competency, which warrant higher gross margin.

For the year ended December 31, 2009, approximately $54.20 million of the Company’s revenues were generated by its DIST segment, $36.83 million of revenues were generated by its GIS segment, and $9.97 million was generated by its DHIS segment. This compares with $50.97 million by DIST, $34.28 million by GIS and $50,801 by DHIS for the year ended December 31, 2008. The increase in DIST and GIS segments were 6.3% and 7.4% year-over-year due to growth in the GIS market exceeding that of DIST. The DHIS segment was started in November 2008, so the Company’s full-year comparison is skewed by the difference in time periods that contributed to the consolidated results.

Gross Profit and Gross Margin

Gross Profit increased by 29.6% from $39.1 in fiscal year 2008 to $50.7 in fiscal year 2009. Gross margin was 50.2% for the year ended December 31, 2009, an increase of 434 basis points, from 45.8% in 2008. The increase in gross margin from the same period one year ago was primarily due to a shift in product mix in favor of software business, which generates higher gross margin than the other two segments.

Income from Operations

Income from operations increased $8.3 million, or 34.6%, to $32.2 million in 2009, from $23.9 million in 2008. The operating margin improved by 384 basis points from 28.0% in 2008 to 31.8% in 2009. The operating margin increase was primarily due to widened gross margin and partially offset by our administrative expense ratio as a result of enhancing managerial capabilities.

Net Income Attributable to the Company

As a result of the foregoing factors, net income contributable to the Company increased $6.3 million, or 26.5%, to $30.1 million in 2009, from $23.8 million in 2008. Fully diluted net income per share was $0.62 in 2009, as compared to $0.51 in 2008.

Cash and Cash Equivalents

As of December 31, 2009, the Company had $19.34 million in cash and cash equivalents, restricted cash and short-term investments, as compared to $15.4 million as of December 31, 2008. During 2009, accounts receivable increased by $28.9 million to $71.8 million. Meanwhile, during 2009, cash provided by operating activities was $11.5 million, an increase of 152% from 2008. Working capital decreased by $8.8 million to $50.4 million, from $59.2 million in 2008.

Recent Developments [Post – Dec. 31, 2009]

  January 26, 2010 - CIST ranked 13th on the 2010 Forbes China list of 200 small-to-medium sized Chinese corporations with the most potential

  January 20, 2010 – CIST’s proprietary GIS software, GeoGlobe 3.0 selected as a “Recommended Software of 2009” by the China Software Industry Association

  January 13, 2010 - CIST completed its previously announced registered direct offering, raising and aggregate amount of approximately $10.16 million

2010 Outlook

For fiscal year 2010, the Company reaffirms its guidance with projected revenue to be $133-138 million and adjusted net income to be $33.5 - 37.5 million, excluding any non-cash expenses as a result of employee stock awards, amortization of intangible assets associated with acquisitions and changes in fair value of contingent considerations.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for earnings that exclude non-cash charges. China Information Security believes that these non- GAAP financial measures are useful to investors because they exclude non-cash charges that China Information Security's management excludes when it internally evaluates the performance of the Company's business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of China Information Security. Accordingly, management excludes the expense arising from certain non-cash charges when making operational decisions. China Information Security believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand China Information Security's financial performance in comparison to historical periods. In addition, it allows investors to evaluate China Information Security's performance using the same methodology and information as that used by China Security's management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non- GAAP financial measure. However, China Information Security's management compensates for these limitations by providing the relevant disclosure of the items excluded. The following table provides the non-GAAP financial measure and the related GAAP measure and provides a reconciliation of the non-GAAP measure to the equivalent GAAP measure.

* Table 1

Q4 2009 and Full Year 2009 Reconciliation of Operating, Net Income and EPS to Exclude SBC and Amortization of Intangible Assets

	3 Mos. Ended	3 Mos. Ended	12 Mos. Ended	12 Mos. Ended
	31-Dec-09	31-Dec-08	31-Dec-09	31-Dec-08

Operating income	8,135,886	3,762,349	32,156,443	23,882,882
Stock based compensation ("SBC")	1,269,510	600,042	1,453,110	1,604,741
Amortization	480,651	543,014	1,786,201	1,354,567
Change in fair value of contingent consideration *	(1,108,759)	-	(1,108,759)	-
Operating income (without SBC, amortization and change in fair value of contingent consideration)	8,777,288	4,905,405	34,286,995	26,842,190

Net income Attributable to the Company	8,813,708	5,123,378	30,094,571	23,786,976
Stock based compensation ("SBC")	1,269,510	600,042	1,453,110	1,604,741
Amortization	480,651	543,014	1,786,201	1,354,567
Change in fair value of contingent consideration *	(1,108,759)	0	(1,108,759)	-
Net income (without SBC, amortization and chang in fair value of contingent consideration)	9,455,110	6,266,434	32,225,123	26,746,284

Weighted Average Number of Shares Outstanding
Basic	49,388,270	46,738,491	48,676,391	46,398,600
Diluted	49,388,270	47,296,857	48,676,391	46,852,827

Earnings Per Share (without SBC and Amortization)
Basic	$0.19	$0.13	$0.66	$0.58
Diluted	$0.19	$0.13	$0.66	$0.57

* Represents a gain from the change of fair value of the contingent consideration for the acquisition of Huipu as at 2009/12/31, according to FASB ASC 805 – Business Combinations

Conference Call

China Information Security Technology will host a corresponding conference call and live webcast at 8:00 am Eastern Standard Time (9:00 pm, Beijing time) on Friday, March 5, 2010.

The dial-in details for the live conference call are as follows:

- U.S. Toll Free Number:	+1-866-519-4004
- International Dial-in Number:	+65-6735-7955
- Mainland China Toll Free Number:	10-800-819-0121
- Hong Kong Toll Free Number:	10-400-620-8038
Conference ID: 60234059	80-093-0346

A live and archived webcast of the conference call will be available on the Investor Relations section of China Information Security’s website at http://www.chinacpby.com.

A telephone replay of the call will be available from March 5, 2010 through March 12, 2010.

The dial-in details for the replay are as follows:

- U.S. Toll Free Number:	+1-866-214-5335
- International Dial-in Number:	+61-2-8235-5000
Conference ID: 60234059

About China Information Security Technology, Inc.

China Information Security Technology, Inc., together with its subsidiaries, is a total solution provider of digital security, geographic information, and hospital information systems in the People's Republic of China. Headquartered in Shenzhen, China, the Company’s total solutions include specialized software, hardware, systems integration, and related services organized into three business segments – Digital Information Security Technology (“DIST”), Geographic Information Systems (“GIS”), and Digital Hospital Information System (“DHIS”). To learn more about the Company, please visit its corporate website at http://www.chinacpby.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Information Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the significance of the Company's acquisition of Huipu Electronic (Shenzhen) Co., Ltd.; the ability of the Company to attain a leading position in the industry and create value added synergies by expanding and integrating Huipu’s high-end hardware capabilities, expertise and established brand name with the Company’s core software products; the general ability of the Company to achieve its commercial objectives, including the Company’s plan to sustain the growth while creating shareholder value; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For further information, please contact

China Information Security Technology, Inc.
Iris Yan
Tel: +86-755-8370-4767
Email: ir@chinacpby.com
http://www.chinacpby.com

Christensen
Kathy Li
Tel: +1-480-614-3036
Email: kli@christensenir.com

Roger Hu
Tel: +86-158-1049-5326
Email: rhu@christensenir.com

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

ASSETS	2009	2008
CURRENT ASSETS
Cash and cash equivalents	$13,478,633.00	$9,565,252.00
Restricted cash	5,859,910.00	-
Short-term investments	-	5,835,838.00
Accounts receivable:
Billed, net of allowance for doubtful accounts of $1,151,000 and $399,800, respectively	23,907,035.00	17,141,594.00
Unbilled	47,851,638.00	25,715,514.00
Bills receivable	-	4,481,340.00
Advances to suppliers	6,924,036.00	8,469,976.00
Amount due from related parties, net of allowance for doubtful accounts of $0 and $73,000, respectively	129,937.00	131,594.00
Inventories, net of provision of $184,000 and $49,000,respectively	10,936,004.00	7,107,537.00
Other receivables and prepaid expenses	15,405,089.00	6,251,484.00
Deferred tax assets	1,719,327.00	-
TOTAL CURRENT ASSETS	126,211,608.00	84,700,129.00

Deposit for software purchase	1,426,452.00	-
Long-term investments	2,862,016.00	3,078,405.00
Property, plant and equipment, net	53,586,514.00	23,555,603.00
Land use rights, net	1,907,611.00	-
Intangible assets, net	13,556,141.00	13,115,151.00
Goodwill	50,609,866.00	24,018,894.00
Deferred tax assets	668,730.00
TOTAL ASSETS	$250,828,938.00	$148,468,182.00

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term bank loans	$15,927,780.00	$6,327,992.00
Accounts payable	20,159,317.00	7,206,154.00
Bills payable	12,658,029.00	3,501,574.00
Advances from customers	3,950,744.00	2,476,335.00
Amount due to related parties	583,736.00	486,136.00
Accrued payroll and benefits	3,142,240.00	1,319,386.00
Other payables and accrued expenses	14,252,918.00	2,553,019.00
Contingent consideration, current portion	1,857,994.00	-
Income tax payable	3,290,245.00	1,592,459.00
TOTAL CURRENT LIABILITIES	75,823,003.00	25,463,055.00

Long-term bank loans	1,907,100.00	-
Contingent consideration, net of current portion	2,635,397.00	-
Deferred tax liabilities	2,564,604.00	-
TOTAL LIABILITIES	82,930,104.00	25,463,055.00

EQUITY
Common stock, par $0.01; authorized capital 200,000,000 shares; shares issued and outstanding 2009: 49,905,141 and 48,797,211 shares, respectively; 2008: 47,462,404 shares	233,548.00	209,121
Treasury stock, 6,000 shares, at cost	(11,468.00)	-
Additional paid-in capital	78,495,062.00	64,127,339.00
Reserve	8,345,371.00	4,964,597.00

Retained earnings	60,462,275.00	33,748,480.00
Accumulated other comprehensive income	5,016,575.00	4,644,693.00
Total equity of the Company	152,541,363.00	107,694,230.00
Non-controlling interest	15,357,471.00	15,310,897.00

Total equity	167,898,834.00	123,005,127.00

TOTAL LIABILITIES AND EQUITY	$250,828,938.00	$148,468,182.00

CHINA INFORMATION SECURITY TECHNOLOGY, INC. CONSOLIDATED STATEMENTS OF INCOME YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	2009	2008	2007
Revenue - Products	$16,784,910	$26,822,325	$2,007,800
Revenue - Software	63,827,233	34,958,401	13,131,578
Revenue - System integration	19,017,962	19,328,312	15,194,314
Revenue - Others	1,365,989	4,192,146	9,017
TOTAL REVENUE	100,996,094	85,301,184	30,342,709

Cost - Products sold	13,560,279	25,049,072	1,669,410
Cost - Software sold	22,229,542	5,628,436	2,233,493
Cost - System integration	14,251,391	12,196,185	8,470,467
Cost - Others	303,215	3,348,627	-
TOTAL COST	50,344,427	46,222,320	12,373,370

GROSS PROFIT	50,651,667	39,078,864	17,969,339

Administrative expenses	12,653,175	10,158,863	3,288,657
Research and development expenses	2,705,669	2,596,430	797,580
Management fee	-	-	92,160
Selling expenses	3,136,380	2,440,689	480,465
INCOME FROM OPERATIONS	32,156,443	23,882,882	13,310,477
	-
Subsidy income	833,429	738,482	53,289
Other income, net	1,153,288	200,439	26,146
Interest income	270,666	214,850	138,840
Interest expense	(388,686)	(179,130)	-
INCOME FROM CONTINUING OPERATIONS BEFORE	34,025,140	24,857,523	13,528,752
	-
Income tax expense	(3,887,495)	(1,547,509)	(107,300)

INCOME FROM CONTINUING OPERATIONS	30,137,645	23,310,014	13,421,452

INCOME FROM DISCONTINUED OPERATIONS NET OF	-	718,159	-

NET INCOME	30,137,645	24,028,173	13,421,452

Less: Net income attributable to the non-controlling interest	(43,076)	(241,197)	(90,000)

NET INCOME ATTRIBUTABLE TO THE COMPANY	$30,094,569	$23,786,976	$13,331,452

Basic	48,676,391	46,398,600	39,718,967
Diluted	48,676,391	46,852,827	40,152,855

EARNINGS PER SHARE
Basic - From continuing operations	$0.62	$0.50	$0.34
Basic - From discontinued operations	-	0.01	-
	$0.62	$0.51	$0.34

Diluted - From continuing operations	$0.62	$0.49	$0.33
Diluted - From discontinued operations	-	0.02	-
	$0.62	$0.51	$0.33

CHINA INFORMATION SECURITY TECHNOLOGY, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	2009	2008	2007
OPERATING ACTIVITIES
Net income	$30,137,645	$24,028,173	$13,421,452
Adjustments to reconcile net income to net cash provided by operating activities:
Operating cash flows from discontinued operations		(718,153)
Provision for losses on accounts receivable	2,765,837	472,750
Depreciation	4,069,363	2,991,266	1,274,768
Amortization of intangible assets	1,786,201	1,354,567	168,747
Stock-based compensation	1,453,110	1,604,741	677,891
Loss on disposal of property and equipment, net	62,803	2,533	-
Provision for obsolete inventories	183,714	-	-
Change in fair value of contingent consideration	(1,108,759)	-	-
Deferred income tax benefits	(1,268,670)	-	-
Impairment of long-term investment	233,211	-	-
Changes in operating assets and liabilities, net of effects of business acquisitions		-	-
Increase in restricted cash	(5,856,949)	-	-
Increase in accounts receivable	(24,850,334)	(30,169,244)	(4,115,867)
Decrease in receivables from and advances to iASPEC prior to VIE consolidation	-	-	(10,660,988)
Decrease in advances to suppliers	3,001,469	-	-
Increase (decrease) in other receivables and prepaid expenses	(13,366,450)	(553,400)	592,182
Increase in amount due from related parties	132,774	372,391	-
Increase in inventories	(1,219,083)	(472,829)	(1,399,838)
Increase in accounts payable	11,068,019	4,633,198	903,475
Increase (decrease) in advances from customers	1,416,715	(801,288)	54,830
Increase in other payables and accrued expenses and other liabilities	1,149,194	896,447	643,953
Increase in income tax payable	1,687,973	906,825	46,586
Net cash provided by operating activities	11,477,783	4,547,977	1,607,191

INVESTING ACTIVITIES
Deposit for business acquisition of Bocom	-	-	(9,000,000)
Cash acquired in VIE consolidation	-	-	4,731,140

Cash acquired in ISS acquisition	-	-	326,831
Cash acquired in Bocom acquisition	-	713,876	-
Cash acquired in Geo acquisition	-	2,443,677	-
Cash acquired in Zhongtian acquisition	-	233,243	-
Cash acquired in HPC acquisition	2,508,394	-	-
Consideration paid for acquisition of ISS	-	-	(7,051,469)
Consideration paid for acquisition of Geo	-	(7,049,073)	-
Consideration paid for acquisition of Zhongtian	-	(9,852,455)	-
Consideration paid for acquisition of HPC	(8,000,000)	-	-
Purchase of Equity Linked Notes	-	-	(22,654,230)
Proceeds from sale of short-term investments	5,864,400	-	-
Purchase of short-term investments	-	(5,655,605)	-
Proceeds from sale of marketable securities	-	14,966,752	7,687,478
Refund of investment in former Joint Venture	4,398,300	-	-
Investing cash flows from discontinued operations	-	(8,576,575)	-
Proceeds from sales of property and equipment	78,238	1,146,671	-
Advances to third parties	-	-	332,479
Advances from related parties	-	-	115,312
Purchases of property and equipment	(16,872,380)	(8,928,057)	(6,452,450)
Capitalized and purchased software development costs	(1,215,649)	(487,541)	-
Deposit for software purchase	(1,425,577)	-	-
Net cash used in investing activities	(14,664,274)	(21,045,087)	(31,964,909)
FINANCING ACTIVITIES
Borrowings under short-term loans	19,952,949	6,314,410	-
Repayment of long-term loans	(351,984)	(1,086,312)	-
Purchase of treasury stock	(11,468)	-	-
Repayment of short-term loans	(12,475,839)	-	-
Advances repaid to a third party company	-	-	(200,000)
Amount repaid to a stockholder	-	-	(82,304)
Cash received from private placement of common stock	-	-	49,817,486
Net cash provided by financing activities	7,113,658	5,228,098	49,535,182

Effect of exchange rate changes on cash and cash equivalents	(13,786)	1,079,082	405,402

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,913,381	(10,189,930)	19,582,866
CASH AND CASH EQUIVALENTS, BEGINNING	9,565,252	19,755,182	172,316
CASH AND CASH EQUIVALENTS, ENDING	$13,478,633	$9,565,252	$19,755,182
Supplemental disclosure of cash flow information:
Cash paid during the period
Income taxes	$3,464,474	$650,648	$24,574
Interest	$379,101	$158,650	$-

Supplemental disclosure of non-cash investing and financing activities:

Property and equipment transfers from inventory	$-	$78,784	$-

Selected information by segment is presented in the following tables for 2009, 2008 and 2007.

Revenues(1)	2009	2008	2007
DIST Segment	$54,197,481	$50,968,985	$21,529,388
GIS Segment	36,826,430	34,281,398	8,813,321
DHIS Segment	9,972,183	50,801	-
	$100,996,094	$85,301,184	$30,342,709
Percentage to Revenue
DIST Segment	53.6%	59.75%	70.9%
GIS Segment	36.4%	40.18%	29.1%
DHIS Segment	10%	0.07%	-

________________________ (1) Revenues by operating segments exclude intercompany transactions.